                                                                    EXHIBIT 4.32


                                                                  EXECUTION COPY



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                               PURCHASE AGREEMENT

                                      among


                                 PXRE GROUP LTD.



                              PXRE CAPITAL TRUST VI




                                       and


                               DEKANIA CDO I, LTD.

                                ----------------


                          Dated as of November 6, 2003

                                ----------------




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

                                                                  EXECUTION COPY


                               PURCHASE AGREEMENT
                    ($10,000.000 Trust Preferred Securities)


         THIS PURCHASE AGREEMENT, dated as of November 6, 2003 (this "Purchase Agreement"), is entered into among PXRE Group Ltd., a Bermuda company (the "Company"), and PXRE Capital Trust VI, a Delaware statutory trust (the "Trust", and together with the Company, the "Sellers"), and Dekania CDO I, Ltd., a company with limited liability established under the laws of the Cayman Islands, or its assignee. (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Sellers propose to issue and sell ten thousand (10,000) Floating Rate Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing a fixed interest rate of 7.58% through the interest payment date in November 2008, and thereafter a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.90%; (the "Preferred Securities");

         WHEREAS, the Preferred Securities will be guaranteed by the Company (the "Guarantee") pursuant to the Guarantee Agreement (the "Guarantee Agreement"), dated as of the Closing Date (defined below), and executed and delivered by the Company and JPMorgan Chase Bank, a New York banking corporation, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the holders from time to time of the Preferred Securities;

         WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase Ten Million Three Hundred Ten Thousand Dollars ($10,310,000) in principal amount of the unsecured junior subordinated deferrable interest notes of the Company (the "Junior Subordinated Notes");

         WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, a New York banking corporation, as property trustee (in such capacity, the "Property Trustee"), Chase Manhattan Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

         WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "Indenture"), between the Company and JPMorgan Chase Bank, a New York banking corporation, as indenture trustee (in such capacity, the "Indenture Trustee").

         NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

         1. Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Purchase Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Securities are collectively referred to herein as the "Operative Documents." All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

         2. Purchase and Sale of the Preferred Securities.

         (a) The Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers the Preferred Securities for an amount (the "Purchase Price") equal to Ten Million Dollars ($10,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

         (b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York time), on November 6, 2003 or such later date (not later than December 6, 2003 (30 days later)) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

         (c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in Chicago, Illinois, not later than 1:00 P.M., Chicago time (2:00 P.M. New York time), on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, or such other place as the parties hereto shall agree.

         3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

         (a) the representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

         (b) Reserved.

         (c) Morgan Lewis & Bockius, LLP, Chancery Chambers and Conyers Dill & Pearman, special Bermuda counsel for the Company (the "Company Counsel"), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, in substantially the form set out in Annex A-I, A-II and A-III respectively hereto and (ii) the Company shall have furnished to the Purchaser the opinion of the Company's General Counsel or a certificate signed by the Company's Chief Executive Officer, President or an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-IV hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel's opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

         (d) The Purchaser shall have been furnished the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, in substantially the form set out in Annex B hereto.

         (e) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Purchaser and the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, JPMorgan Chase Bank, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

         (f) The Purchaser shall have received the opinion of Locke Liddell & Sapp LLP, special counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex D hereto.

         (g) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Purchaser and the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, in substantially the form set out in Annex E hereto.

         (h) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and
(ii) below and, in the case of the Trust, as to (i) below.

                  (i) the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

                  (ii) since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business.

         (i) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser's reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

         (j) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

         If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

         Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser's counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

         4. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

         (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act (as defined below)), nor any person acting on its or their behalf (other than the Purchaser, as to whom the Company and the Trust make no representation), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

         (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (other than the Purchaser, as to whom the Company and the Trust make no representation), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

         (c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

         (d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

         (e) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act. The Company is not engaged in the "investment business" as defined in The Investment Business Act of 1998.

         (f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the Preferred Securities Commission and/or the sales commission the Company has agreed to pay to Dekania Capital Management, LLC (or to the Company's introducing agent on behalf of Dekania Capital Management LLC) pursuant to the letter agreement between the Company and Dekania Capital Management, LLC, dated October 15, 2003.

         (g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss.3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

         (h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company or one of its subsidiary insurance companies and has been duly authorized by the Company to execute and deliver the Trust Agreement.

         (i) Each of the Guarantee Agreement and the Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee Agreement, and by the Indenture Trustee, in the case of the Indenture, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         (j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "Lien").

         (k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         (l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

         (m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, governmental authority or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require the consent, approval, authorization or order of any court or Governmental Entity other than those that have been obtained. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

         (n) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of Bermuda, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

         (o) The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

         (p) Each of the Trust, the Company and each of the Company's subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (including, without limitation, insurance licenses from the insurance departments of the various states and jurisdictions where the Company's insurance subsidiaries write insurance business or otherwise conduct insurance or reinsurance business, as the case may be, or as may be required by any applicable insurance statutes of such states or other jurisdictions (collectively, the "Insurance Licenses")) (collectively, including the Insurance Licenses, the "Government Licenses") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

         (q) All of the issued and outstanding shares of share capital or capital stock of the Company, each of its Significant Subsidiaries and its subsidiary insurance companies (such subsidiaries, collectively, the "Applicable Subsidiaries") are validly issued, fully paid and non-assessable; all of the issued and outstanding capital stock of the Applicable Subsidiaries of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any of the Applicable Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any the Applicable Subsidiaries is a party.

         (r) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

         (s) Except as provided in Schedule 2 attached hereto ("Material Litigation"), there is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and except for Material Litigation, the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

         (t) The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

         (u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2002 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended June 30, 2003 (the "Interim Financial Statements") provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP")consistently applied throughout the periods involved (except as otherwise noted therein).

         (v) The statutory financial statements dated as of December 31, 2002 and June 30, 2003 (the "Statutory Financial Statements") of each of the Company's U.S. insurance company subsidiaries have, for each relevant period, been prepared in accordance with statutory accounting principles ("SAP") prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance company subsidiary, the appropriate insurance department of the state of domicile of such insurance company subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved (whether GAAP or SAP, as applicable, the "Applicable Accounting Principles").

         (w) None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements, the Interim Financial Statements, Statutory Financial Statements or any 1934 Act Report (as defined below) and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

         (x) None of the Company or any of its subsidiaries has been requested by a Governmental Entity to republish, restate, or refile, in any material respect, any regulatory or financial report in the last three years, except as listed on Schedule 3 attached hereto.

         (y) Since the respective dates of the Financial Statements, Interim Financial Statements, Statutory Financial Statements and the Regulatory Reports, there has not been (A) any material adverse change or development with respect to the condition (financial or otherwise), earnings, business, assets or business prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital other than regular quarterly dividends on the Company's common or preferred shares.

         (z) The authorized capitalization of the Company and its subsidiary insurance companies are as set forth in the Financial Statements, the Interim Financial Statements, the Statutory Financial Statements and Regulatory Reports and meet all applicable regulatory requirements with respect thereto.

         (aa) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder as of the date of filing (the "1934 Act Regulations"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in
Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. The Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

         (bb) None of the Trust, the Company nor any of its subsidiaries, or any of their respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Regulatory Agency (as defined below) that any of them will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that, in any such case, currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, capital reserves, their marketing or sales practices, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each, a "Regulatory Action"), nor has the Trust, the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Action; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Trust, the Company or any of its subsidiaries, except where such unresolved violation, criticism or exception would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of insurance companies or holding companies of insurance companies, or engaged in the insurance of insurance company reserves, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Trust, the Company or any of its subsidiaries.

         (cc) No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

         (dd) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

         (ee) Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

         (ff) The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because, among other things, of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium, if any, on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Junior Subordinated Notes.

         (gg) The information provided by the Company and the Trust pursuant to this Purchase Agreement does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

         (a) The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

         (b) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

         (c) Neither the Purchaser, nor any of the Purchaser's affiliates, nor any person acting on the Purchaser's or the Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

         6. Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with the Purchaser as follows:

         (a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

         (b) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

         (d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

         (e) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf (other than the Purchaser) to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

         (f) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf (other than the Purchaser) to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

         (g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

         (h) Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Dekania Capital Management, LLC (at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19013, or such other address as designated by Dekania Capital Management, LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Dekania Capital Management, LLC), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company. The Company must provide such certificate and financial information for all of its insurance subsidiary companies, except for PXRE Reinsurance (Barbados) Ltd. and PXRE Limited; provided, however, if either PXRE Reinsurance (Barbados) Ltd. or PXRE Limited engages in insurance activity, which insurance activity exceeds 10% of the aggregate net earned premium of the Company and its consolidated subsidiaries as a whole in any fiscal year, the entity exceeding the 10% threshold will, from that point forward, be required to furnish the Officer's Financial Certificate and financial information pursuant to Annex F.

         (i) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

         (j) Neither the Company nor the Trust will, until one hundred eighty
(180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities of the Trust other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities of the Trust.

         7. Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in
Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Guarantee Trustee, the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $1,250 acceptance fee and $3,000 in administrative fees annually; (v) the fees and all reasonable expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Purchaser and the Delaware Trustee, which fees and expenses shall not exceed $3500; and (vi) the fees and all reasonable expenses of Mayer, Brown, Rowe & Maw LLP, special counsel retained by the Purchaser, which fees and expenses shall not exceed $30,000.

         If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by a reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser's counsel specified in subparagraphs (v) and (vi) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

         8. Indemnification. (a) The Company and the Trust agree jointly and severally to indemnify and hold harmless the Purchaser, the Purchaser's affiliates, Dekania Capital Management, LLC (collectively, the "Indemnified Parties") and the Indemnified Parties' respective directors, officers, employees and agents and each person who "controls" the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the breach or alleged breach of any representation, warranty or agreement of either Seller contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

         (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

         (c) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

         9. Termination. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $10,000,000 stated liquidation value of Preferred Securities, (iii) the Company or any of its subsidiaries that is an insurance company shall cease to be "adequately-capitalized" under the statutes, rules, regulations, codes or ordinances of any Regulatory Agency within the meaning of any applicable regulations of any Regulations Agency, or any formal administrative or judicial action is taken by any appropriate state or federal insurance regulator against the Company or of its subsidiary insurance companies for unsafe and unsound insurance practices, or violations of law, (iv) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (v) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the exchange or quotation system upon which the Company' securities are traded, if any, (vi) a general moratorium on commercial insurance activities shall have been declared either by federal, Connecticut or Bermuda authorities or (vii) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities.

         10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

         11. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser c/o Dekania Capital Management, LLC, 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19106, Attention: Adam Schneider, Facsimile: (215) 861-7700; with a copy to Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, Attention: J. Paul Forrester, Facsimile: (312) 701-7711 or other address as the Purchaser shall designate for such purpose in a notice to the Company and the Trust; and if sent to the Company or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at PXRE Group Ltd., Swan Building, 26 Victoria Street, Hamilton, HM 12, Bermuda,
Attention: Chief Financial Officer, Facsimile: (441) 296-6162 with a copy to Morgan Lewis & Bockis LLP, 101 Park Avenue, New York, New York 10178, Attention:
Richard Petretti.

         13. Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser's prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company's or the Trust's consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

         14. Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

         15. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

         16. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

         IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.


                           PXRE GROUP LTD.

                           By:      /s/ John Modin
                                  ---------------------------------------------
                                 Name:  John M. Modin
                                 Title:    Chief Financial Officer

                           PXRE CAPITAL TRUST VI

                           By: PXRE GROUP LTD., as Depositor

                                 By:     /s/  John Modin
                                        ---------------------------------------
                                        Name: John M. Modin
                                        Title:   Chief Financial Officer


                           DEKANIA CDO I, LTD.

                           By:     /s/   John Cullinane
                                  ---------------------------------------------
                                  Name:  John Cullinane
                                  Title: Director

                                                                      SCHEDULE 1

                        List of Significant Subsidiaries


PXRE Reinsurance Company
PXRE Reinsurance Ltd.
PXRE Reinsurance (Barbados) Ltd.
PXRE Corporation

                                                                      SCHEDULE 2

                               Material Litigation

         In April 2000, PXRE Reinsurance Company entered into an Aggregate Excess of Loss Retrocessional Reinsurance Agreement (the "Agreement") with a U.S. based cedent. In the Agreement, PXRE Reinsurance Company reinsured a portfolio of treaties (the "Protected Portfolio") underwritten by a former business unit of the cedent which had been divested. Pursuant to this Agreement, PXRE Reinsurance Company agreed to indemnify the cedent for losses in excess of a 75% paid loss ratio on the underlying Protected Portfolio up to a 100% paid loss ratio, subject to an aggregate limit of liability of $50 million. The latest loss reports related to the Agreement provided by the cedent forecast an ultimate net loss ratio in excess of 100%, which could result in a full limit loss to PXRE Group Ltd.

         In June 2003, PXRE Reinsurance Company performed an audit of the Protected Portfolio reinsured under the Agreement. As a result of this audit, management identified problems and believes that the cedent may have breached its contractual obligations and fiduciary duties under the Agreement. PXRE Reinsurance Company therefore filed suit against the cedent on July 24, 2003 in a United States District Court seeking rescission of the Agreement and/or compensatory and punitive damages.

         Although the ultimate outcome of the litigation cannot presently be determined, management believes that PXRE Reinsurance Company's claims are meritorious and intends to vigorously prosecute its suit. As of June 30, 2003, PXRE Reinsurance Company recorded $34 million of loss reserves related to the Agreement. If PXRE Reinsurance Company's lawsuit is unsuccessful, it could potentially incur additional losses under the Agreement of up to $10.4 million on an after-tax basis.

                                                                      SCHEDULE 3

                        Restatement of Regulatory Report

         The Company restated results for the first quarter of 2001, primarily to reflect an adjustment in the accounting for two ceded finite contracts entered into during the first quarter of 2001. This adjustment reflected a change from reinsurance accounting to deposit accounting, so as to recognize income related to these contracts over the life of the contracts. This restatement had the effect of increasing reported revenues for the first quarter while reducing reported net income. Restated net income for the first quarter of 2001 totaled $3,815,000 or $0.32 per diluted share; whereas PXRE had previously reported net income of $5,639,000 or $0.47 per diluted share for the first quarter. In addition to the reduced reported net income on the two ceded finite transactions, the Company's restated results also include a charge of approximately $209,000 (after tax), which reflects income of $319,000 (after tax) for the cumulative effect of adopting Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," offset by a charge related to the change in value of derivatives in the quarter of $528,000 (after tax) recorded in interest expense. Restated revenues for the first quarter of 2001 totaled $60,170,000 versus the previously reported amount of $48,156,000."

                                                                       ANNEX A-I

                                             November 6, 2003


Dekania CDO I, Ltd.
c/o Dekania Capital Management, LLC
1818 Market Street, 28th Floor
Philadelphia, PA 19106

JPMorgan Chase Bank
600 Travis, Suite 1150
Houston, Texas 77002
Attention: Institutional Trust Services


Re: Junior Subordinated Deferrable Interest Notes due November 6, 2033, Series E of PXRE Group, Ltd.


Ladies and Gentlemen:

         We have acted as special United States counsel for PXRE Group, Ltd., a Bermuda company (the "Company") and PXRE Capital Trust VI, a Delaware statutory trust (the "Trust"), in connection with the issuance by the Company of $10,310,000 aggregate principal amount of its junior subordinated deferrable interest notes (the "Notes") and the issuance by the Trust of 10,000 Preferred Securities (liquidation amount of $1,000 per security) of the Trust (the "Preferred Securities").


         This opinion is furnished to you pursuant to Section 3(c) of the Purchase Agreement, dated November 6, 2003 (the "Purchase Agreement"), among the Trust, the Company, and Dekania CDO I, Ltd. (the "Purchaser"). Capitalized terms not otherwise defined herein have the respective meanings given to them in the Purchase Agreement.


         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of minutes of meetings of the Board of Directors of PXRE Corporation, a Delaware corporation ("PXRE Corporation"); the Purchase Agreement; the Amended and Restated Trust Agreement dated as of November 6, 2003 (the "Trust Agreement"), among the Company, as depositor, the Property Trustee (as defined therein), the Delaware Trustee (as defined therein), the Administrative Trustees (as defined therein), and the Holders (as defined therein); the Junior Subordinated Indenture dated as of November 6, 2003 (the "Indenture"), between the Company and JPMorgan Chase Bank (the "Trustee"); the Notes; the Preferred Securities; the Guarantee Agreement dated as of November 6, 2003 (the "Guarantee Agreement") between the Company and JPMorgan Chase Bank as trustee for the benefit of the Holders (as defined therein); and the Junior Subordinated Note Purchase Agreement dated as of November 6, 2003 (the "Subscription Agreement", and together with the Purchase Agreement, the Trust Agreement, the Indenture, the Notes, the Preferred Securities and the Guarantee Agreement, sometimes referred to hereinafter as the "Transaction Documents") between the Company and the Trust; and such certificates of public officials, certificates of officers of the Company, corporate records, documents and other certificates, opinions and instruments, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.


                                     A-I-1

         For purposes of the opinions expressed herein, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing agreements, instruments or documents, the completeness and authenticity of all records and documents submitted to us as originals and the conformity with the originals of all records and documents submitted to us as copies. The opinions are subject to the qualification that we have relied, as to matters of fact (including determinations with respect to the question of materiality to the Company and its subsidiaries including, without limitation, PXRE Corporation), to the extent we deem proper, on the representations and warranties in the Purchase Agreement, certificates of officers or other representatives of the Company, the Trust and PXRE Corporation and certificates of public officials.

         We have also assumed for purposes of this opinion that (i) each of the parties to the Transaction Documents (a) is validly existing and in good standing in the respective jurisdiction of its organization and has satisfied all applicable governmental requirements and other laws and requirements, in each case to the extent necessary for its execution, delivery and performance of the respective Transaction Documents to which it is a party, (b) has the requisite corporate, company or partnership power and authority, respectively, to act with respect to the authorization, execution, delivery and performance of such documents and agreements to which it is a party, and (c) has duly and validly authorized, executed and delivered each of such documents and agreements to which it is a party; and (ii) each of the Transaction Documents to which the Company is a party constitutes a valid and binding agreement of the Company under the laws of Bermuda.

         The opinions expressed below are limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware. The opinions expressed below in Paragraph 1 as to the due qualification and good standing of PXRE Corporation are based solely upon our review of certificates issued by public officials and by officers of PXRE Corporation or the Company, and the opinions expressed below in Paragraph 1 as to the ownership of stock are based solely upon our review of PXRE Corporation's stock register. We express no opinion as to the securities or "Blue Sky" laws of any jurisdiction other than the federal securities laws of the United States. Whenever our opinion is indicated to be "known to us" or "to the best of our knowledge", we are referring only to the actual knowledge of those of our attorneys who have represented the Company in connection with the transactions contemplated by the Purchase Agreement, without any independent investigation by us of the applicable facts.


                                     A-I-2

         Based upon and subject to the foregoing, we are of the opinion that:


         1. PXRE Corporation is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and conduct its business as presently conducted in all material respects. To the best of our knowledge, all outstanding shares of capital stock of PXRE Corporation have been duly authorized and validly issued, and are fully paid and non-assessable and owned of record by PXRE Reinsurance (Barbados) Ltd.

         2. Each of the Indenture and the Guarantee Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or the public policy underlying such laws and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         3. The Notes have been delivered to the Indenture Trustee for authentication in accordance with the Indenture. Assuming (a) the Notes are authenticated in accordance with the terms of the Indenture and (b) the Notes are delivered to and paid for by the Trust pursuant to the Purchase Agreement, the Notes constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         4. To the best of our knowledge, PXRE Corporation is not in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation, Charter or By-Laws. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (i) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the Articles of Incorporation, Charter or By-Laws of PXRE Corporation, or (B) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other material agreement or instrument to which PXRE Corporation is a party or by which it or any of its properties may be bound, or (C) any judgment, order, decree, franchise, license, permit or regulation of any court, arbitrator, government, or governmental agency or instrumentality in jurisdictions covered by this opinion and known to us and binding on PXRE Corporation which, in the case of each of (A), (B) or (C) above, is material to the Company and its subsidiaries on a consolidated basis or (ii) pursuant to any material contract, indenture or other material agreement or instrument, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of PXRE Corporation.


                                     A-I-3

         5. Assuming the accuracy of the representations and warranties and compliance with the agreements of the Purchaser contained in the Purchase Agreement, the Subscription Agreement, the Indenture and the Trust Agreement, as applicable, neither registration of the Preferred Securities, the Common Securities, the Notes and the Guarantee Agreement under the Securities Act of 1933, as amended, nor qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer, sale and delivery of the Preferred Securities, the Common Securities, the Notes, the Guarantee Agreement and the Guarantee under the circumstances contemplated by the Transaction Documents. No opinion is expressed with respect to any re-offer or resale of the Preferred Securities by the Purchaser or any sale by the Purchaser of its securities.

         6. The Trust is not, and, after giving effect to the offering and sale of the Preferred Securities and the consummation of the transactions described in the Purchase Agreement will not be, an "investment company" or entity "controlled" by an "investment company", in each case within the meaning of
Section 3(a) of the Investment Company Act.

         7. No consent, approval, authorization or other order of, or subject to the assumptions and qualifications set forth in paragraph 5, registration, qualification or filing with, any New York court or U.S. federal court or other New York or U.S. federal governmental authority or agency is required for the consummation of the transactions contemplated by the Transaction Documents.

                  The foregoing opinions are given as of the date hereof and we assume no obligation to update or supplement them to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                  This letter is rendered at the request of the Company and is for the sole benefit of, and may be relied upon only by, the addressees.

                                                              Very truly yours,




                                     A-I-4

                                                                      ANNEX A-II


November 6, 2003

                                                              Matter No: 2030271

Dekania CDO I, Ltd.
c/o Dekania Capital Management, LLC
1818 Market Street, 28th Floor
Philadelphia, PA 19106

JPMorgan Chase Bank
600 Travis, Suite 1150
Attention: Institutional Trust Services


Attn: Institutional Trust Services


Ladies and Gentlemen:


                      Re: PXRE Reinsurance (Barbados) Ltd.
                          -Issue of Fixed/Floating Rate Preferred Securities
                          --------------------------------------------------

         We have been asked to provide this legal opinion in connection with the offer, issue and sale by PXRE Group Ltd. ("PXRE Group") and PXRE Capital Trust VI, (the "Trust"), of US$10,000,000.00 aggregate principal amount of Fixed/Floating Rate Preferred Securities (the "Preferred Securities"), to Dekania CDO I, Ltd. (the "Purchaser") pursuant to the terms of a Purchase Agreement (the "Purchase Agreement"), dated as of November 6, 2003 between the PXRE Group and the Trust (together, the "Offerors") and the Purchaser.

         We have acted as special Barbados counsel to PXRE Reinsurance (Barbados) Ltd. ("PXRE Barbados"), a wholly-owned subsidiary of PXRE Group, and as such a Significant Subsidiary of PXRE Group. This legal opinion is given pursuant to section 3(c) of the Purchase Agreement. Capitalised terms used and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.





                                     A-II-2

         In connection therewith, and in respect of the issue of the Preferred Securities, we have examined originals or copies identified to our satisfaction of the following documents:

         (i)         the Purchase Agreement;

         (ii) the officer's certificate (the "Officer's Certificate"), issued on behalf of PXRE Group and PXRE Barbados by duly authorised officers of each of PXRE Group and PXRE Barbados confirming inter alia that PXRE Group has not entered into any agreement or other arrangement by which the execution, delivery and performance of the Purchase Agreement and the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents results in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of PXRE Barbados;

         (iii) (a) the certificate and articles of incorporation as amended (the "Corporate Instruments") of PXRE Barbados, (b) the By-Laws (the "By-Laws"), of PXRE Barbados, (c) the insurance licence issued by the Supervisor of Insurance (Barbados) and the business plan, issued and adopted respectively, pursuant to the Insurance Act of the laws of Barbados, and filed with the Office of the Supervisor of Insurance (Barbados), (the business plan together with the insurance licence the "Insurance Licence"), and (d) the share register (the "Share Register") of PXRE Barbados; and

         (iv) a certificate of Good Standing issued under the hand of the Registrar of Corporate Affairs (Barbados).


         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, true, certified, conformed, photostatic or telecopied copies thereof; and the completeness and accuracy of all facts set forth in official public records and certificates and other documents issued by public officials.

         We have also assumed, as a basis for the opinions hereafter expressed, that neither the Offerors nor the Purchaser will sell or otherwise distribute any Preferred Securities in Barbados.

         In rendering the opinions set forth herein, we have relied (without independent check or verification) as to certain matters of fact solely upon the Officer's Certificate.

         We are qualified to practise law only in Barbados and have made no investigation of laws of any jurisdiction other than the laws of Barbados. We express no opinion as to the laws of any jurisdiction other than Barbados, and the opinions hereinafter expressed are limited to the laws of Barbados in effect on the date hereof.


                                     A-II-3

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that:-

1. PXRE Barbados is a body corporate duly organised, validly existing and in good standing under the laws of Barbados and has full corporate power and authority necessary to own or lease its properties and to conduct its business as now being conducted in all material respects.

2. All issued and outstanding shares in the capital of PXRE Barbados have been duly and validly authorised and issued, are fully paid and non-assessable and are owned of record and beneficially, directly or indirectly by PXRE Group.

3. To the best of our knowledge, PXRE Barbados is not in breach or violation of, or default under (with or without notice or the lapse of time, or both) its Corporate Instruments, By-Laws or Insurance Licence.

4. The execution, delivery and performance of the Purchase Agreement and the Operative Documents by PXRE Group, and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not:

            (a) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of PXRE Barbados;

            (b) conflict with, constitute a material breach or violation of, or constitute a material default under (with or without notice or lapse of time or both), any of the terms provisions or conditions of its Corporate Instruments, By-Laws or Insurance Licence;

            (c) to the best of our knowledge, conflict with, constitute a material breach or violation of, or constitute a material default under (with or without notice or lapse of time or both), any of the terms provisions or conditions of any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which PXRE Barbados is a party or by which it or any of its properties may be bound and which is material to PXRE Barbados; or

            (d) to the best of our knowledge, conflict with, constitute a material breach or violation of, or constitute a material default under (with or without notice or lapse of time or both), any order, decree, judgement, franchise, license, permit, rule or regulation of any court, arbitrator, government or governmental agency or instrumentality, in Barbados or elsewhere as known to us having jurisdiction over PXRE Barbados or any of its properties and which is material to PXRE Barbados.


                                     A-II-4

5. To the best of our knowledge, (a) no action, suit or proceeding at law or in equity is pending or threatened to which PXRE Barbados may be a party, and (b) no action, suit or proceeding is pending or threatened against or affecting PXRE Barbados or any of its properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavourable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Preferred Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of PXRE Barbados.


         For the purpose of our opinion, the term "to the best of our knowledge" means that, except for such investigations or inquiries of proper executive officers of the Company, and in the public registers in Barbados, we have not made any further investigations or inquiries, but we have not in the course of acting for the Company, acquired any knowledge or received any information to cause us to believe that the statements qualified by that expression are not correct.

         This opinion is intended solely for the benefit of the persons to whom it is addressed, in connection with certain aspects of the transactions contemplated by the Purchase Agreement and the Operative Documents. This opinion may be relied upon, quoted and referred to by Morgan, Lewis & Bockius LLP, for the purpose of their rendering legal opinions in connection with the Purchase Agreement and the Operative Documents and the transactions contemplated thereby. Subject thereto, this opinion is not to be transmitted to any other person, nor is it to be relied upon by any of the persons to whom it is addressed or by any other person for any other purpose, or quoted or referred to in any public document or filed with any governmental agency or other person without prior written consent.

                                            Yours very truly,
                                            Chancery Chambers


                                        per:





ACF:est




                                     A-II-5

                                                                     ANNEX A-III

November 6, 2003

To the Persons listed in the Schedule
annexed hereto



Dear Sirs

PXRE Group Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a Purchase Agreement dated November 6, 2003 (the "Purchase Agreement") between the Company, PXRE Capital Trust VI (the "Trust") and Dekania CDO I, Ltd.

For the purposes of giving this opinion, we have examined the following documents:

(i) an electronic copy (with facsimile execution signature pages) of a trust agreement dated as of November 6, 2003 by and among JPMorgan Chase Bank, Chase Manhattan Bank USA, National Association and the Company;

(ii) an electronic copy (with facsimile execution signature pages) of an amended and restated trust agreement dated as of November 6, 2003 by and among JPMorgan Chase Bank, Chase Manhattan Bank USA, National Association, the Company and Messrs. John Modin, Bruce Byrnes and Jeff Jeffreys, each as an Administrative Trustee ("Trust Agreement");

(iii) an electronic copy (with facsimile execution signature pages) of the Purchase Agreement;

(iv) an electronic copy (with facsimile execution signature pages) of an indenture dated as of November 6, 2003 by and between the Company and JPMorgan Chase Bank, relating to the Floating Rate Junior Subordinated Deferrable Interest Notes ("Indenture");

(v) an electronic copy of the form of the Floating Rate Junior Subordinated Deferrable Interest Note;

(vi) an electronic copy (with facsimile execution signature pages) of the junior subordinated note purchase agreement dated as of November 6, 2003, (the "Note Purchase Agreement") by and among the Company and the Trust relating to the Junior Subordinated Notes due 2033 (the "Junior Subordinated Notes");

(vii) an electronic copy (with facsimile execution signature pages) of the common securities subscription agreement dated as of November 6, 2003, between the Trust and the Company relating to the Trust's common securities (the "Common Securities Subscription Agreement"); and



                                    A-III-1

(viii) an electronic copy (with facsimile execution signature pages) dated as of November 6, 2003, of a guarantee agreement by and among the Company and JPMorgan Chase Bank ("Guarantee Agreement").

The documents listed in items (i) through (viii) above are herein sometimes collectively referred to as the "Documents", the documents listed in items (i) and (ii) above are herein sometimes collectively referred to as the "Delaware Law Documents" and the documents listed in items (iii) through (viii) above are herein sometimes collectively referred to as the "New York Law Documents" (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on November 6, 2003, resolutions adopted by the unanimous written consent of the board of directors of the Company effective May 28 & 29, 2003, and resolutions adopted by the unanimous written consent of the Pricing Committee of the Board of Directors of the Company effective May 28 & 29, 2003, (the "Minutes"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents, (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (g) that the Company is entering into the Documents pursuant to its business of a holding company, (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (i) the validity and binding effect under the laws of the State of New York in the United States of America (the "New York Laws") of the New York Law Documents which are expressed to be governed by such New York Laws in accordance with their respective terms, (j) the validity and binding effect under the laws of the State of Delaware in the United States of America (the "Delaware Laws") of the Delaware Law Documents which are expressed to be governed by such Delaware Laws in accordance with their respective terms, (k) the validity and binding effect under the New York Laws of the submission by the Company pursuant to the Purchase Agreement, Common Securities Subscription Agreement, Note Purchase Agreement, Indenture and Guarantee to the non-exclusive jurisdiction of the Courts of the State of New York or of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, The City of New York in the United States of America (the "Foreign Courts"), (l) that none of the parties to the Documents has carried on or will carry on activities, other than the performance of its obligations under the Documents, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Documents, other than the Company, will perform its obligations under the Documents in or from within Bermuda.


                                    A-III-2

The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the New York Laws or the Delaware Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. The Company has the necessary corporate power and authority to execute and deliver, and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.


                                    A-III-3

3. The Documents have been duly authorised, executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

4. No order, consent, approval, licence, authorisation, filing registration or qualification with, or validation of, or exemption by any government or public body or authority of Bermuda is required by any law or regulation of Bermuda to authorise or is required by any law or regulation of Bermuda in connection with the execution, delivery, performance and enforcement of the Documents and the consummation of the transactions contemplated thereby, except such as have been duly obtained in accordance with Bermuda law.

5. The choice of the New York Laws as the governing law of the New York Law Documents, and the choice of the Delaware Laws as the governing law of the Delaware Law Documents, are valid choices of law under the laws of Bermuda and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature,
         (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

6. The courts of Bermuda would recognise as a valid judgment, any final and conclusive judgment in personam obtained in the Foreign Courts in respect of any suit, action or proceeding against the Company based upon or arising under any Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon without
         (i) a re-examination or review of the merits of the cause of action in which the original judgment was given or (ii) a re-examination of the matters adjudicated upon or (iii) payment of any stamp registration or similar tax or duty (other than de minimis filing and other court fees), provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

7. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Documents.

8. No stamp duty or similar tax or duty is payable under any law or regulation of or in Bermuda in connection with (i) the creation, issuance, delivery and performance of the Junior Subordinated Notes, the Common Securities or the Guarantee Agreement, the transfer of the Junior Subordinated Notes or the Common Securities or (ii) the execution, delivery and performance by the Company or the Trust of any of the Documents.


                                    A-III-4

9. The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents or any payments of principal, premium (if any), interest and other amounts payable in respect of the Junior Subordinated Notes or the Common Securities.

10. The Trust will not be subject to, or otherwise required to pay, taxes, duties, assessments or other governmental charges of any type imposed or levied by or on behalf of Bermuda or any taxing authority thereof by virtue only of the execution, delivery, performance and/or enforcement of the Documents by the Trust.

11. Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at 10:50 am on November 5, 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

12. Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar of Companies at 11:30 am on November 5, 2003 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at 10:50 am on November 5, 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Company, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

Yours faithfully




CONYERS DILL & PEARMAN



                                    A-III-5

                                    SCHEDULE

PXRE Group Ltd.
Swan Building
26 Victoria Street
Hamilton
Bermuda



Dekania CDO I, Ltd.
c/o Dekania Capital Management, LLC
1818 Market Street, 28th Floor
Philadelphia, PA 19106
U.S.A.


JPMorgan Chase Bank
600 Travis, Suite 1150
Houston, Texas 77002
U.S.A.
Attention: Institutional Trust Services




                                    A-III-6

                                                                      ANNEX A-IV

                              OFFICER'S CERTIFICATE
                                       OF
                                 PXRE GROUP LTD.


         This certificate is being delivered to Dekania CDO I, Ltd. (the "Purchaser") pursuant to Section 3(c) of the Purchase Agreement referred to below in connection with the issuance and sale of the Fixed/Floating Rate Junior Subordinated Deferrable Notes Due 2033, Series E (the "Debentures") by PXRE Group Ltd. (the "Company") to the PXRE Capital Trust VI (the "Trust") and the issuance and sale by the Trust of the preferred securities (the "Preferred Securities") and the common securities of the Trust (the "Common Securities") to the Purchaser and the Company, respectively.

         I, John Modin, Senior Vice President and Chief Financial Officer of the Company, a Bermuda company, do hereby certify to the Purchaser as to the following information:

         1. Each of PXRE Reinsurance Ltd., a Bermuda company ("PXRE Bermuda") and PXRE Reinsurance Company, a Connecticut corporation ("PXRE Reinsurance Company"), is validly existing as a corporation in good standing under the laws of the State of Connecticut and the laws of Bermuda respectively, with full corporate power and authority to own or lease its properties and conduct its business as presently conducted in all material respects. To the best of my knowledge, all outstanding shares of capital stock of PXRE Reinsurance Company have been duly authorized and validly issued, and are fully paid and non-assessable and owned of record by PXRE Corporation, a Delaware corporation, and all outstanding share capital of PXRE Bermuda have been duly authorized and validly issued, and are fully paid and non-assessable and owned of record by the Company.

         2. Neither the Company nor any of its "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Notes, the Preferred Securities or the Common Securities being issued pursuant to this transaction under the Securities Act of 1933, as amended, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or engaged, nor will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

         3. To the best of my knowledge, none of the Company, the Trust, PXRE Reinsurance Company and PXRE Bermuda is in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation, Charter, By-Laws or the Trust Agreement.



                                     A-IV-1

         4. The execution, delivery and performance of the Purchase Agreement dated November 6, 2003 (the "Purchase Agreement") and the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not (i) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company, PXRE Corporation, PXRE Reinsurance Company or PXRE Bermuda, or (ii) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of, (A) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or other agreement or instrument to which the Company, PXRE Reinsurance Company or PXRE Bermuda is a party or by which any of their respective properties may be bound or (B) any judgment, order, decree, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality known to me and binding on the Company, PXRE Reinsurance Company or PXRE Bermuda or any of their respective properties which, in the case of each of (i) or (ii) above, is material to the Company and its Significant Subsidiaries on a consolidated basis.

         5. Except as disclosed in Schedule 1 hereto, to the best of my knowledge, (i) no action, suit or proceeding at law or in equity is pending or threatened to which the Company, the Trust or its Significant Subsidiaries are or may be a party, and (ii) no action, suit or proceeding is pending or threatened against or affecting the Company, the Trust or its Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, in the case of each of (i) or (ii) wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Common Securities or the Preferred Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company and its Significant Subsidiaries on a consolidated basis.

         6. The issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to me.

         7. To the best of my knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the issue and sale of the Common Securities, the Preferred Securities or the Notes, the purchase by the Trust of the Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals as have been obtained.

         8. The Company's significant insurance subsidiaries are in compliance with all capital requirements imposed by applicable Regulatory Agencies.

         The above representations are accurate as of the date hereof. The undersigned possesses the authority to make the representations set forth in this letter on behalf of the Company.

         Capitalized terms not otherwise defined herein have the respective meanings given to them in the Purchase Agreement.



                                     A-IV-2

         IN WITNESS WHEREOF, I have signed this Certificate, as of the November 6, 2003.



                                        PXRE GROUP LTD.

                                        By:______________________
                                        Name: John Modin
                                        Title:  Senior Vice President
                                                and Chief Financial Officer



                                     A-IV-3

                                   Schedule 1

         In April 2000, PXRE Reinsurance Company entered into an Aggregate Excess of Loss Retrocessional Reinsurance Agreement (the "Agreement") with a U.S. based cedent. In the Agreement, PXRE Reinsurance Company reinsured a portfolio of treaties (the "Protected Portfolio") underwritten by a former business unit of the cedent which had been divested. Pursuant to this Agreement, PXRE Reinsurance Company agreed to indemnify the cedent for losses in excess of a 75% paid loss ratio on the underlying Protected Portfolio up to a 100% paid loss ratio, subject to an aggregate limit of liability of $50 million. The latest loss reports related to the Agreement provided by the cedent forecast an ultimate net loss ratio in excess of 100%, which could result in a full limit loss to PXRE Group Ltd.

         In June 2003, PXRE Reinsurance Company performed an audit of the Protected Portfolio reinsured under the Agreement. As a result of this audit, management identified problems and believes that the cedent may have breached its contractual obligations and fiduciary duties under the Agreement. PXRE Reinsurance Company therefore filed suit against the cedent on July 24, 2003 in a United States District Court seeking rescission of the Agreement and/or compensatory and punitive damages.

         Although the ultimate outcome of the litigation cannot presently be determined, management believes that PXRE Reinsurance Company's claims are meritorious and intends to vigorously prosecute its suit. As of June 30, 2003, PXRE Reinsurance Company recorded $34 million of loss reserves related to the Agreement. If PXRE Reinsurance Company's lawsuit is unsuccessful, it could potentially incur additional losses under the Agreement of up to $10.4 million on an after-tax basis.









                                     A-IV-4

                                                                         ANNEX B

                  Pursuant to Section 3(d) of the Purchase Agreement, Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, shall deliver an opinion to the effect that:

(i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                         ANNEX C

                  Pursuant to Section 3(e) of the Purchase Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Purchaser and the Delaware Trustee, shall deliver an opinion to the effect that:

                  (i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

                  (ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

                  (iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

                  (iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

                  (v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

                  (vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                  (vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of
         (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                  (viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

                  (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

                  (x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                         ANNEX D

         Pursuant to Section 3(f) of the Purchase Agreement, Locke Liddell & Sapp LLP, special counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

                  (i) JPMorgan Chase Bank is a New York banking corporation with trust powers duly organized and validly existing in good standing under the laws of the State of New York with all necessary corporate power and authority to execute, deliver and perform its obligations under the terms of the Guarantee Agreement, the Trust Agreement and the Indenture;

                  (ii) the execution, delivery and performance by JPMorgan Chase Bank of the Guarantee Agreement, the Trust Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of JPMorgan Chase Bank, each of the Guarantee Agreement, the Trust Agreement and the Indenture has been duly executed and delivered by JPMorgan Chase Bank, and each of the Guarantee Agreement and the Indenture constitutes the legal, valid and binding obligation of JPMorgan Chase Bank enforceable against JPMorgan Chase Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

                  (iii) the execution, delivery and performance of the Guarantee Agreement, the Trust Agreement and the Indenture by JPMorgan Chase Bank do not conflict with or constitute a breach of (A) the restated organization certificate or by-laws of JPMorgan Chase Bank or (B) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of JPMorgan Chase Bank;

                  (iv) no consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the United States of America governing the banking or trust powers of JPMorgan Chase Bank is required for the execution, delivery or performance by it of the Guarantee Agreement, the Trust Agreement or the Indenture;

                  (v) the Junior Subordinated Notes have been duly authenticated and delivered by JPMorgan Chase Bank; and

                  (vi) The Preferred Securities have been duly authenticated and delivered by JPMorgan Chase Bank.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, the Company and public officials.

                                                                         ANNEX E

         Pursuant to Section 3(g) of the Purchase Agreement, Richards, Layton & Finger, P.A., counsel for the Purchaser and the Delaware Trustee, shall deliver an opinion to the effect that:

                  (i) Chase Manhattan Bank USA, National Association is duly formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

                  (ii) Chase Manhattan Bank USA, National Association has the corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

                  (iii) The Trust Agreement has been duly authorized, executed and delivered by Chase Manhattan Bank USA, National Association and constitutes a legal, valid and binding obligation of Chase Manhattan Bank USA, National Association, and is enforceable against Chase Manhattan Bank USA, National Association, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of
         (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                  (iv) The execution, delivery and performance by Chase Manhattan Bank USA, National Association of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Chase Manhattan Bank USA, National Association or (B) any law or regulation of the State of Delaware or the United States of America governing the banking or trust powers of Chase Manhattan Bank USA, National Association or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Chase Manhattan Bank USA, National Association is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Chase Manhattan Bank USA, National Association; and

                  (v) No approval, authorization or other action by, or filing with, any governmental authority of the State of Delaware or the United States of America governing the banking and trust powers of Chase Manhattan Bank USA, National Association is required in connection with the execution and delivery by Chase Manhattan Bank USA, National Association of the Trust Agreement or the performance by Chase Manhattan Bank USA, National Association of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                         ANNEX F

                         Officer's Financial Certificate

         The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], respectively, each hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of November 6, 2003, among PXRE Group Ltd. (the "Company"), PXRE Capital Trust VI (the "Trust") and Dekania CDO I, Ltd., that, as of [date], [20__], the Company had the following ratios and balances:

[For each Subsidiary Insurance Company (as defined below) provide:]

[INSURANCE COMPANY]
As of [Quarterly/Annual Financial Dates], 2003


NAIC Risk Based Capital Ratio (authorized control level)                _____%
Total Policyholders' Surplus                                          $_____
Consolidated Debt to Total Policyholders' Surplus                       _____%
Total Assets                                                          $_____
NAIC Class 1 & 2 Rated Investments to
  Total Fixed Income Investments                                        _____%
NAIC Class 1 & 2 Rated Investments to Total Investments                 _____%
Return on Policyholders' Surplus                                        _____%
[For Property & Casualty Companies also provide:]
[Expense Ratio]                                                         _____%
Loss and LAE Ratio                                                      _____%
Combined Ratio                                                          _____%
Net Premiums Written (annualized) to Policyholders' Surplus             _____%]

* A table describing the quarterly report calculation procedures is provided on page __

The following is a complete list as of [Quarterly/Annual Financial Date] of the Company's insurance subsidiaries for which this certificate is required to be delivered pursuant to the Operative Documents** (the "Subsidiary Insurance Companies"):

                    [List of Subsidiary Insurance Companies]

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__ and all required Statutory Financial Statements (as defined in the Purchase Agreement) of the Company and the Subsidiary Insurance Companies for the year ended [date], 20__]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) of the company and the Subsidiary Insurance Companies for the year ended [date], 20__] for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

The Statutory Financial Statements fairly present in all material respects in accordance with Applicable Accounting Principles as defined in the Indenture) the financial position of the subject insurance company and have been prepared in accordance with Applicable Accounting Principles.

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this day of , 2003.













** The Company must provide such certificate and financial information for all of its insurance subsidiary companies, except for PXRE Reinsurance (Barbados) Ltd. and PXRE Limited; provided, however, if either PXRE Reinsurance (Barbados) Ltd. or PXRE Limited engages in insurance activity, which insurance activity exceeds 10% of the aggregate net earned premium of the Company and its consolidated subsidiaries as a whole in any fiscal year, the entity exceeding the 10% threshold will, from that point forward, be required to furnish the Officer's Financial Certificate and financial information pursuant to Annex F.

                                 PXRE Group Ltd.



                                 By:
                                    --------------------------------------
                                 Name:
                                      ------------------------------------

                                 PXRE Group Ltd.
                                 Swan Building
                                 26 Victoria Street
                                 Hamilton, HM12, Bermuda

                                                                         ANNEX F

            Definitions for quarterly Officer's Financial Certificate



----------------------------------------------------------------------------------------------------------------------
                               ITEM                                           Definition/Formula
----------------------------------------------------------------------------------------------------------------------
   NAIC Risk Based Capital Ratio-P&C                     (Total Adjusted Capital/Authorized Control Level Risk-Based
                                                         Capital)/2
----------------------------------------------------------------------------------------------------------------------
   NAIC Risk Based Capital Ratio-Life                    ((Total Adjusted Capital-Asset Valuation
                                                         Reserve)/Authorized Control Level Risk-Based Capital)/2
----------------------------------------------------------------------------------------------------------------------
   Total                                                 Capital and Surplus-Life Common Capital Stock + Preferred
                                                         Capital Stock + Aggregate Write-Ins for other than special surplus funds + Surplus Notes +Gross Paid-In and Contributed
                                                         Surplus + Aggregate Write-Ins for Special Surplus Funds +
                                                         Unassigned Funds (Surplus) - Treasury Stock
----------------------------------------------------------------------------------------------------------------------
   Total                                                 Capital and Surplus-P&C Aggregate Write-Ins for Special
                                                         Surplus Funds + Common Capital Stock + Preferred Capital
                                                         Stock + Aggregate Write Ins for other than special surplus funds + Surplus Notes +Gross Paid-In and Contributed
                                                         Surplus + Unassigned Funds (Surplus) - Treasury Stock
----------------------------------------------------------------------------------------------------------------------
   Total Class 1 & 2 Rated Investments to                (Total Class 1 + Total Class 2 Rated Investments)/Total
   Total Fixed Income Investments                        Fixed Income Investments
----------------------------------------------------------------------------------------------------------------------
   Total Class 1 & 2 Rated Investments to                (Total Class 1 + Total Class 2 Rated Investments)/Total
   Total Investments                                     Investments
----------------------------------------------------------------------------------------------------------------------
   Total Assets                                          Total Assets
----------------------------------------------------------------------------------------------------------------------
   Return on Policyholders' Surplus                      Net Income/Policyholders' Surplus
----------------------------------------------------------------------------------------------------------------------
   Expense Ratio                                         Other Underwriting Expenses Incurred/Net premiums Earned
----------------------------------------------------------------------------------------------------------------------
   Loss and LAE Ratio                                    (Losses Incurred + Loss Expenses Incurred)/Net Premiums
                                                         Earned
----------------------------------------------------------------------------------------------------------------------
   Combined Ratio                                        Expense Ratio + Loss and LAE Ratio
----------------------------------------------------------------------------------------------------------------------
   Net Premiums Written (annualized) to
   Policyholders' Surplus                                Net Premiums Written/Policyholders' Surplus
----------------------------------------------------------------------------------------------------------------------